News Release

 Exhibit 99

Contacts:
Media	Investor Relations
Robert C. Ferris	Nicholas Noviello
(973) 455-3388	(973) 455-2222
rob.ferris@honeywell.com	nicholas.noviello@honeywell.com

HONEYWELL SECOND QUARTER SALES UP 10% TO $7.0 BILLION; EARNINGS PER SHARE UP 29% BEFORE TAX CHARGE TO REPATRIATE $2.7 BILLION OF FOREIGN EARNINGS

Raises Forecast 10 Cents From Prior Guidance, Excluding Tax Charge For Repatriation

MORRIS TOWNSHIP, N.J., July 20, 2005 -- Honeywell (NYSE: HON) today announced a 10% increase in second quarter sales to $7.0 billion compared to $6.4 billion in 2004, primarily due to organic sales growth in each of its four businesses. The company reported earnings of 36 cents per share, including a tax charge of 18 cents per share for the repatriation of $2.7 billion of foreign earnings related to the provisions of the American Jobs Creation Act of 2004. Excluding this tax charge, earnings increased 29% to 54 cents per share (including 3 cents per share from discontinued operations) versus 42 cents per share in the second quarter of 2004. Net income was $306 million for the quarter ($461 million before the aforementioned tax charge) versus $361 million last year. Cash flow from operations was $569 million and free cash flow (cash flow from operations less capital expenditures) was $410 million.

"Second quarter performance was excellent, driven by organic sales growth and operational execution in each of our businesses,” said Honeywell Chairman and Chief Executive Officer Dave Cote. "We are confident that this performance will continue for the remainder of the year and are increasing guidance accordingly.”

The company increased its previously announced 2005 sales guidance by $400 million to $27.8 – $28.0 billion and earnings per share guidance (excluding the abovementioned tax charge) 10 cents to $2.05 – $2.15 ($1.87 - $1.97 per share on a reported basis). Free cash flow guidance was increased $100 million to $1.7 – $1.8 billion (cash flow from operations of $2.5 - $2.6 billion).

Cote concluded, “Each of our businesses demonstrated strong first half performance. Orders are up, pricing and productivity actions are offsetting higher commodity and raw materials costs, we introduced great new products and won important new contracts. We are repatriating $2.7 billion of foreign earnings to enhance the flexibility of our already strong balance sheet.”

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Results - 2

Second-Quarter Segment Highlights

Aerospace

•	Sales were up 8% compared with the second quarter of 2004, with 14% growth in commercial markets offset by flat defense and space sales.
•	Segment margins were 15.7% compared with 15.0% a year ago, due to strong volume growth.
•	Boeing awarded Honeywell its fifth contract win on the 787 Dreamliner, bringing the total potential value of all awarded content over the expected life of the program to in excess of $2.8 billion.
•

Malaysia Airlines was the second airline in Asia to select Honeywell's Runway Awareness and Advisory System (RAAS), a new safety system that helps pilots avoid on-ground incidents. The airline will install RAAS on its fleet of 92 aircraft and its three flight simulators. Over the past two years, RAAS has been selected by 4 major air carriers and is now scheduled to be installed on over 600 aircraft.

•

Honeywell received FAA certification for its traffic surveillance system for the Airbus A330 and A340 aircraft. Honeywell’s surveillance system adds greater distance and flight information capability to its Traffic Collision Avoidance System (TCAS) offering.

Automation and Control Solutions

•

Sales were up 21% compared with the second quarter of 2004, driven by organic sales growth of 5%, primarily in Life Safety, Building Solutions and Security, and the net impact of acquisitions and divestitures of 16%.

•

Segment margins were 10.1% compared with 10.5% a year ago, due to the anticipated dilutive impact of acquisitions and divestitures, partially offset by volume and productivity. Excluding the impact of acquisitions and divestitures, segment margins would have expanded to 11.5%.

•

The Novar IBS integration is on track to deliver projected synergies. The sales process for the divestiture of the non-core Security Printing Services and Indalex Aluminum Solutions businesses was initiated in the quarter. Divestiture of the $10 million Esser Italia Fire business, as mandated by the European Union, was completed in June.

•

Building Solutions signed four major energy savings performance contracts totaling $28 million, including a $10 million contract with the Chattanooga (Tennessee) Housing Authority for energy- and water-saving retrofits at 18 sites.

•

Life Safety completed the acquisition of Zellweger Analytics, a $170 million global leader in hazardous gas detection technology, providing Honeywell customers with a full suite of gas detection solutions and broadening the company’s sensing and detection capabilities.

Transportation Systems

•	Sales were up 12% compared with the second quarter of 2004, reflecting continued growth in the Turbo Technologies and Consumer Products businesses.
•	Segment margins were 13.5%, compared with 14.1% a year ago, due to higher raw material costs partially offset by volume and pricing.
•	Turbo Technologies launched the latest version of its AVNT™ (advanced variable nozzle turbine) turbocharger on the 2006 GM Duramax heavy duty pickup.

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Results - 3

•	The all-new FRAM® High Mileage oil filter, designed specifically for vehicles with more than 75,000 miles, debuted with strong retail performance.

Specialty Materials

•

Sales were down 12% compared with the second quarter of 2004, due to the divested Performance Fibers and Industrial Wax businesses, offset by 1% organic sales growth related to pricing actions and demand for proprietary fluorines technology.

•	Segment margins were 9.8% compared with 5.7% a year ago, with price increases and productivity actions more than offsetting higher raw material costs.
•	Divestiture of the $186 million non-core industrial wax business was completed.
•

Chemicals received approval for Genetron® R-245fa as a replacement for a variety of ozone-depleting refrigerants, such as CFCs, used in air conditioning and refrigeration for both new and retrofit applications. R-245fa is one of a family of refrigerants developed and patented by Honeywell to meet the challenge of replacing ozone-depleting substances, such as CFC refrigerants.

•	Specialty Films launched Aclar® Flex moisture barrier film, a specially designed film for healthcare applications where transparency, flexibility and moisture barrier is crucial.

During the quarter the company recognized a pre-tax charge of $123 million for repositioning, environmental, litigation, and other matters, primarily reflecting continued efforts to reduce the company’s cost base and to address remediation work.

Honeywell will discuss its results during its investor conference call today starting at 8:00 a.m. EDT. To participate, please dial (706) 643-7681 a few minutes before the 8:00 a.m. start. Please mention to the operator that you are dialing in for Honeywell's Investor Conference Call. The live webcast of the investor call will be available through the "Investor Relations" section of the company's Website (http://www.honeywell.com/investor). Investors can access a replay of the webcast starting at 11:00 a.m. EDT, July 20, until 5:00 p.m. EDT, July 27, by dialing (706) 645-9291. The access code is 6682637.

Honeywell International is a $26 billion diversified technology and manufacturing leader, serving customers worldwide with aerospace products and services; control technologies for buildings, homes and industry; automotive products; turbochargers; and specialty materials. Based in Morris Township, N.J., Honeywell’s shares are traded on the New York, London, Chicago and Pacific Stock Exchanges. It is one of the 30 stocks that make up the Dow Jones Industrial Average and is also a component of the Standard & Poor's 500 Index. For additional information, please visit www.honeywell.com.

This release contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, that address activities, events or developments that we or our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are based upon certain assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. The forward-looking statements included in this release are also subject to a number of material risks and uncertainties, including but not limited to economic, competitive, governmental, and technological factors affecting our operations, markets, products, services and prices. Such forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by such forward-looking statements.

# # #

Results - 4

Honeywell International Inc.
Consolidated Statement of Operations (Unaudited)
(In millions except per share amounts)

	Three Months Ended June 30,
	2005		2004

Product sales	$5,630		$5,030
Service sales	1,396		1,358

	7,026		6,388

Costs, expenses and other
Cost of products sold	4,505	(A)	4,277	(D)
Cost of services sold	989	(A)	951	(D)
Selling, general and administrative expenses	935	(A)	823	(D)
Loss (gain) on sale of non-strategic businesses	18	(B)	(233	) (E)
Equity in (income) loss of affiliated companies	(29	) (A)	(17	) (D)
Other (income) expense	(3	) (A)	(18)
Interest and other financial charges	86		82

	6,501		5,865

Income from continuing operations before taxes	525		523
Tax expense	247	(C)	162

Income from continuing operations	278		361
Income from discontinued operations, net of taxes	28		—

Net income	$306		$361

Earnings per share of common stock - basic:
Income from continuing operations	$0.33		$0.42
Income from discontinued operations	0.03		—

Net income	$0.36		$0.42

Earnings per share of common stock - assuming dilution:
Income from continuing operations	$0.33		$0.42
Income from discontinued operations	0.03		—

Net income	$0.36		$0.42

Weighted average number of shares outstanding-basic	855		860

Weighted average number of shares outstanding -
assuming dilution	858		863

(A)	Cost of products and services sold, selling, general and administrative expenses, equity in (income) loss of affiliated companies and other (income) expense include provisions (credits) of $115, $(4), $2 and $10 million, respectively, for environmental, litigation, net repositioning and other charges. Total pretax charges were $123 million (after-tax $96 million, or $0.11 per share).

(B)	Represents the pretax loss related to the sale of our Industrial Wax business; partially offset by a pretax adjustment on the sale of our Performance Fibers business which was sold in 2004 (after-tax gain of $39 million, or $0.05 per share). The after-tax gain on the sale of our Industrial Wax business is due to the higher tax basis than book basis.

(C)	Includes a tax provision of $155 million, or $0.18 per share for the repatriation of foreign earnings related to the provisions of the American Jobs Creation Act of 2004.

(D)	Cost of products and services sold, selling, general and administrative expenses and equity in (income) loss of affiliated companies include provisions of $232, $6 and $4 million, respectively, for environmental, litigation, net repositioning and other charges. Total pretax charges were $242 million (after-tax $158 million, or $0.18 per share).

(E)	Represents the pretax gain on the sale of our Security Monitoring business, and adjustments related to businesses sold in prior periods (after-tax $130 million, or $0.15 per share).

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Results - 5

Honeywell International Inc.
Consolidated Statement of Operations (Unaudited)
(In millions except per share amounts)

	Six Months Ended June 30,
	2005		2004

Product sales	$10,818		$9,969
Service sales	2,661		2,597

	13,479		12,566

Costs, expenses and other
Cost of products sold	8,674	(A)	8,298	(D)
Cost of services sold	1,905	(A)	1,860	(D)
Selling, general and administrative expenses	1,789	(A)	1,631	(D)
Loss (gain) on sale of non-strategic businesses	10	(B)	(265	) (E)
Equity in (income) loss of affiliated companies	(60	) (A)	(24	) (D)
Other (income) expense	(27	) (A)	(28)
Interest and other financial charges	177		166

	12,468		11,638

Income from continuing operations before taxes	1,011		928
Tax expense	374	(C)	272

Income from continuing operations	637		656
Income from discontinued operations, net of taxes	28		—

Net income	$665		$656

Earnings per share of common stock - basic:
Income from continuing operations	$0.75		$0.76
Income from discontinued operations	0.03		—

Net income	$0.78		$0.76

Earnings per share of common stock - assuming dilution:
Income from continuing operations	$0.75		$0.76
Income from discontinued operations	0.03		—

Net income	$0.78		$0.76

Weighted average number of shares outstanding-basic	854		860

Weighted average number of shares outstanding -
assuming dilution	857		864

(A)	Cost of products and services sold, selling, general and administrative expenses, equity in (income) loss of affiliated companies and other (income) expense include provisions (credits) of $217, $(7), $2 and $10 million, respectively, for environmental, litigation, net repositioning and other charges. Total pretax charges were $222 million (after-tax $166 million, or $0.19 per share).

(B)	Represents the pretax loss related to the sale of our Industrial Wax business; partially offset by pretax adjustments related to the sales of our Security Monitoring and Performance Fibers businesses, which were sold in 2004, (after-tax gain of $44 million, or $0.05 per share). The after-tax gain on the sale of our Industrial Wax business is due to the higher tax basis than book basis.

(C)	Includes a tax provision of $155 million, or $0.18 per share for the repatriation of foreign earnings related to the provisions of the American Jobs Creation Act of 2004.

(D)	Cost of products and services sold, selling, general and administrative expenses and equity in (income) loss of affiliated companies include provisions of $284, $8 and $6 million, respectively, for environmental, litigation, net repositioning and other charges. Total pretax charges were $298 million (after-tax $193 million, or $0.22 per share).

(E)	Represents the pretax gains on the sales of our VCSEL Optical Products and Security Monitoring businesses, and adjustments related to businesses sold in prior periods (after-tax $144 million, or $0.17 per share).

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Results - 6

Honeywell International Inc.
Segment Data (Unaudited)
(Dollars in millions)

	Periods Ended June 30,
Net Sales	Three Months		Six Months
	2005	2004	2005	2004
Aerospace	$2,649	$2,453	$5,153	$4,757

Automation and Control Solutions	2,387	1,968	4,379	3,915

Specialty Materials	795	901	1,596	1,757

Transportation Systems	1,195	1,065	2,351	2,136

Corporate	—	1	—	1

Total	$7,026	$6,388	$13,479	$12,566

	Periods Ended June 30,
Segment Profit	Three Months		Six Months
	2005	2004	2005	2004
Aerospace	$416	$367	$795	$674

Automation and Control Solutions	242	207	443	402

Specialty Materials	78	51	137	99

Transportation Systems	161	150	316	293

Corporate	(44)	(38)	(88)	(77)

Total Segment Profit	853	737	1,603	1,391
(Loss) gain on sale of non-strategic businesses	(18)	233	(10)	265
Equity in income of affiliated companies	29	17	60	24
Other income	3	18	27	28
Interest and other financial charges	(86)	(82)	(177)	(166)
Pension and other postretirement benefits (expense) (A)	(145)	(162)	(282)	(322)
Repositioning, environmental, litigation and other charges (A)	(111)	(238)	(210)	(292)

Income from continuing operations before taxes	$525	$523	$1,011	$928

(A)	Amounts included in cost of products and services sold and selling, general and administrative expenses.

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Results - 7

Honeywell International Inc.
Consolidated Balance Sheet (Unaudited)
(Dollars in millions)

ASSETS	June 30, 2005	December 31, 2004
Current assets:
Cash and cash equivalents	$1,929	$3,586
Accounts, notes and other receivables	4,559	4,243
Inventories	3,376	3,160
Deferred income taxes	1,236	1,289
Other current assets	550	542
Assets held for disposal	1,220	—

Total current assets	12,870	12,820

Investments and long-term receivables	468	542
Property, plant and equipment - net	4,353	4,331
Goodwill	7,343	6,013
Other intangible assets - net	1,570	1,241
Insurance recoveries for asbestos related liabilities	1,299	1,412
Deferred income taxes	718	613
Prepaid pension benefit cost	2,868	2,985
Other assets	1,079	1,105

Total assets	$32,568	$31,062

LIABILITIES AND SHAREOWNERS' EQUITY
Current liabilities:
Accounts payable	$2,657	$2,564
Short-term borrowings	62	28
Commercial paper	724	220
Current maturities of long-term debt	838	956
Accrued liabilities	5,171	4,971
Liabilities related to assets held for disposal	220	—

Total current liabilities	9,672	8,739

Long-term debt	4,091	4,069
Deferred income taxes	1,059	397
Postretirement benefit obligations other than pensions	1,706	1,713
Asbestos related liabilities	1,823	2,006
Other liabilities	2,699	2,886
Shareowners' equity	11,518	11,252

Total liabilities and shareowners' equity	$32,568	$31,062

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Results - 8

Honeywell International Inc.
Consolidated Statement of Cash Flows (Unaudited)
(Dollars in millions)

	Three Months Ended June 30,		Six Months Ended June 30,

	2005	2004	2005	2004

Cash flows from operating activities:
Net income	$306	$361	$665	$656
Adjustments to reconcile net income to net cash provided
by operating activities:
(Gain) loss on sale of non-strategic businesses	18	(233)	10	(265)
Repositioning, environmental, litigation and other charges	123	242	222	298
Severance and exit cost payments	(38)	(32)	(70)	(82)
Environmental and non-asbestos litigation payments	(64)	(55)	(107)	(92)
Asbestos related liability payments	(188)	(222)	(280)	(323)
Insurance receipts for asbestos related liabilities	90	30	99	48
Depreciation and amortization	176	161	343	328
Undistributed earnings of equity affiliates	(18)	(21)	(41)	(29)
Deferred income taxes	61	53	64	82
Pension and other postretirement benefits expense	145	162	282	322
Pension contributions - U.S. plans	—	(5)	—	(5)
Other postretirement benefit payments	(48)	(51)	(90)	(99)
Other	(69)	(60)	(75)	(80)
Changes in assets and liabilities, net of the effects of
acquisitions and divestitures:
Accounts, notes and other receivables	(117)	(75)	(126)	(243)
Inventories	21	58	(64)	12
Other current assets	(25)	7	19	(7)
Accounts payable	8	42	(5)	117
Accrued liabilities	188	143	52	204

Net cash provided by operating activities	569	505	898	842

Cash flows from investing activities:
Expenditures for property, plant and equipment	(159)	(148)	(294)	(283)
Proceeds from disposals of property, plant and equipment	24	2	25	2
Decrease in investments	—	—	285	80
Cash acquired in acquisition of Novar plc	—	—	86	—
Cash paid for acquisitions	(2,021)	(13)	(2,024)	(109)
Proceeds from sales of businesses	37	323	32	394

Net cash (used for) provided by investing activities	(2,119)	164	(1,890)	84

Cash flows from financing activities:
Net increase (decrease) in commercial paper	384	(270)	504	95
Net (decrease) in short-term borrowings	(691)	(127)	(693)	(124)
Proceeds from issuance of common stock	22	19	89	45
Payments of long-term debt	(133)	(3)	(143)	(23)
Repurchases of common stock	—	(63)	—	(292)
Cash dividends on common stock	(176)	(161)	(352)	(322)

Net cash (used for) financing activities	(594)	(605)	(595)	(621)

Effect of foreign exchange rate changes on cash and cash equivalents	(23)	(32)	(70)	(23)

Net (decrease) increase in cash and cash equivalents	(2,167)	32	(1,657)	282
Cash and cash equivalents at beginning of period	4,096	3,200	3,586	2,950

Cash and cash equivalents at end of period	$1,929	$3,232	$1,929	$3,232

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Results - 9

Honeywell International Inc.
Reconciliation of Cash Provided by Operating Activities to Free Cash Flow (Unaudited)
(Dollars in millions)

	Three Months Ended June 30,		Six Months Ended June 30,

	2005	2004	2005	2004

Cash provided by operating activities	$569	$505	$898	$842
Expenditures for property, plant and equipment	(159)	(148)	(294)	(283)

Free cash flow	$410	$357	$604	$559

We define free cash flow as cash provided by operating activities, less cash expenditures for property, plant and equipment.

We believe that this metric is useful to investors and management as a measure of cash generated by business operations that will be used to repay scheduled debt maturities and can be used to invest in future growth through new business development activities or acquisitions, and to pay dividends, repurchase stock, or repay debt obligations prior to their maturities. This metric can also be used to evaluate our ability to generate cash flow from business operations and the impact that this cash flow has on our liquidity.